UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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Wilshire Mutual Funds, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WILSHIRE MUTUAL FUNDS, INC.

C/O PFPC INC.

760 MOORE ROAD

KING OF PRUSSIA, PA 19406

January 11, 2006

Dear Shareholder:

Enclosed is a Proxy Statement for the Wilshire Mutual Funds, Inc. (the “Fund”). The Proxy Statement contains an important proposal for you to consider.

The Board of Directors recommends the proposal to elect seven nominees to the Board of Directors. Three of the seven nominees currently serve as Directors of the Fund. In determining to approve the proposal, the Board considered that a larger board would expand the breadth and depth of the board by adding directors with varied backgrounds and qualifications. The Board considered that a larger Board would improve governance by allowing certain of the Board’s functions to be delegated to various committees, which can focus greater attention on particular matters.

Finally, the Board considered that all seven of the nominees serve as members of the Board of Trustees of the Wilshire Variable Insurance Trust (the “Trust”). Accordingly, if the nominees are elected to the Board of Directors of the Fund, the Fund and the Trust will have common board members. The Trust is a registered investment company comprised of portfolios that are funding vehicles for variable annuity contracts offered through separate accounts of life insurance companies. Wilshire Associates Incorporated serves as investment adviser and sponsor of the Fund and the Trust. In addition, all of the service providers of the Fund and the Trust (with the exception of the subadvisers of the portfolios thereof) are the same. In determining to approve the proposal, the Board of Directors considered the potential benefits of having common board members for the Fund and the Trust, including that the common board is expected to facilitate enhanced oversight of the common fund service providers and that the common board may lend itself to economies of scale resulting from joint meetings of the two boards and the committees thereof.

The enclosed materials provide more information about the proposal. Your vote is important to us. After you review the enclosed materials, we ask that you vote FOR the proposal. Please vote your shares for the proposal by completing, dating and signing your Proxy Card, and mailing it to us today.

Thank you for your continued support.

Sincerely,

Lawrence E. Davanzo

President

QUESTIONS AND ANSWERS

YOUR VOTE IS VERY IMPORTANT!

While we encourage you to read the full text of the enclosed Proxy Statement, here is a brief overview of the matter affecting your Fund, which will require your vote.

Q.	What are shareholders being asked to vote on at the upcoming special meeting on February 8, 2006?

A.	At the special meeting, you will be voting on a proposal to elect directors to the Board of Directors of the Wilshire Mutual Funds, Inc. (the “Fund”).

Q.	Who are being nominated to serve as Directors?

A.	There are seven nominees, three of whom currently serve as Directors of the Fund. All seven nominees serve as members of the Board of the Wilshire Variable Insurance Trust (the “Trust”). Wilshire Associates Incorporated (“Wilshire or the “Adviser”) serves as investment adviser and sponsor of the Fund and the Trust.

Q.	Why is the Board of Directors recommending that shareholders approve the election of the Directors?

A.	The Board of Directors of the Fund approved the proposal for a number of reasons. The Board of Directors considered that a larger board would expand the breadth and depth of the board by adding directors with varied backgrounds and qualifications. The Board also considered that a larger board would improve governance by allowing certain of the Board’s functions to be delegated to various committees, which could focus greater attention on matters such as fund and subadviser performance, valuation, governance, contract renewal and auditor oversight.

Finally, the Board considered that Wilshire is the investment adviser and sponsor of the Fund and the Trust, and that all of the service providers of the Fund and the Trust (with the exception of the subadvisers thereof) are the same. Accordingly, there may be advantages in having common board members for the Fund and the Trust. A common board is expected to facilitate enhanced oversight of the common fund service providers and the common board may lend itself to economies of scale resulting from joint meetings of the two boards and the committees thereof. In determining to recommend the current trustees of the Trust as nominees to the Fund’s Board of Directors, the Board considered the nominees’ experience overseeing Wilshire and other current service providers of the Fund, as well as the varied backgrounds and qualifications of each of the nominees. As a result, the Board of Directors concluded to recommend the election of each of the nominees.

The Board recommends that you vote FOR the election of each nominee.

Q.	How will the election of the nominees affect management of my Fund?

A.	Although, if elected, your Board will have new Directors, the Adviser of your Fund and your current subadvisers will not change. The proposal is not intended to impact the investment policies, strategies and risks of your Fund, and the composition of your Fund’s portfolio should not change as a result of the election of Directors.

Q.	How will the election of the nominees affect the expenses of my Fund?

A.	The Fund will experience a modest increase in Directors’ fees following the election of the new Board. Part of this increase represents an increase in directors’ fees similar to that instituted by many mutual funds recently, reflecting the increased responsibilities of directors under new regulatory requirements. However, the additional fees are de minimis as to the overall expenses of your Fund and are not expected to change the net asset value of your Fund. In addition, the Board believes the governance benefits likely to result from a larger board should outweigh any of these additional fees.

Q.	How does the Board recommend that I vote?

A.	Your Fund’s Board recommends that you vote FOR each of the nominees.

Q.	How do I vote?

A.	You can vote by mail, using the enclosed proxy card or in person at the special meeting.

WILSHIRE MUTUAL FUNDS, INC.

C/O PFPC INC.

760 MOORE ROAD

KING OF PRUSSIA, PA 19406

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

OF WILSHIRE MUTUAL FUNDS

To be held on February 8, 2006

To the Shareholders:

Notice is hereby given that a Special Meeting of Shareholders of the Wilshire Mutual Funds, Inc. (the “Fund”), will be held at the offices of Wilshire Associates Incorporated, 1299 Ocean Avenue, Suite 700, Santa Monica, California on Wednesday, February 8, 2006 at 9:00 a.m., Pacific Time, to elect seven (7) Directors to the Board of Directors and to transact such other business, if any, as may properly come before the Special Meeting:

The Board of Directors has fixed the close of business on December 15, 2005 as the record date for determining the shareholders of the Fund entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

By Order of the Board of Directors

Helen Webb Thompson

Secretary

January 11, 2006

PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD. SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. PLEASE MAIL YOUR PROXY CARD PROMPTLY.

WILSHIRE MUTUAL FUNDS, INC.

C/O PFPC INC.

760 MOORE ROAD

KING OF PRUSSIA, PA 19406

PROXY STATEMENT

This Proxy Statement is furnished in conjunction with the solicitation of proxies by the Board of Directors of the Wilshire Mutual Funds, Inc. (the “Fund”) for voting at the Special Meeting of Shareholders (the “Meeting”) of the Fund to be held at 9:00 a.m. Pacific time, on Wednesday, February 8, 2006, at the offices of Wilshire Associates Incorporated (“Wilshire” or the “Adviser”), 1299 Ocean Avenue, Suite 700, Santa Monica, California, or such later time as may be necessary by any and all adjournments of the Meeting. This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to shareholders on or about January 11, 2006.

The Board has fixed the close of business on December 15, 2005 (the “Record Date”) as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting. The table below lists the number of shares of each portfolio of the Fund (each, a “Portfolio” and collectively, the “Portfolios”) that were outstanding at the close of business on the Record Date. Shareholders of the Fund are entitled to one vote for each full share held and fractional votes for fractional shares held on the Record Date. All shareholders of the Fund will vote together.

Name of Portfolio	Total Number of Shares Outstanding

Large Company Growth Portfolio	17,943,828.001

Large Company Value Portfolio	2,689,673.052

Small Company Growth Portfolio	822,708.364

Small Company Value Portfolio	827,204.841

Dow Jones Wilshire 5000 Index Portfolio	15,929,374.276

THE FUND PROVIDES ANNUAL AND SEMI-ANNUAL REPORTS TO SHAREHOLDERS. ADDITIONAL COPIES OF THE FUND’S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE UPON REQUEST AND WITHOUT CHARGE BY WRITING TO THE FUND, C/O PFPC INC., P.O. BOX 9807, PROVIDENCE, RI 02940, OR BY CALLING 1-888-200-6796.

PROPOSAL: ELECTION OF DIRECTORS

Introduction

The seven (7) persons shown below have been nominated to the Board of Directors of the Fund. The persons named as proxies on your proxy card will vote for the election of all of the individuals listed below unless authority to vote for any or all of the nominees is withheld in the proxy card. The nominees, if elected, will take office on February 23, 2006. All of the nominees listed below have consented to serve as Directors, if elected. However, if any nominee should become unavailable for election due to events not known or anticipated, the persons named as proxies will vote for such other nominees as the current Board may recommend.

The following nominees are currently Directors of the Fund: DeWitt F. Bowman, Lawrence E. Davanzo and Cynthia A. Hargadon. Anne L. Wexler retired from the Board effective December 15, 2005. At that time, the Board of Directors increased the size of the Board to seven and recommended that the remaining nominees be elected to fill the newly-created vacancies. Each of the remaining nominees, Roger Formisano, Richard Holt, Harriet Russell and George Zock, are currently Trustees of Wilshire Variable Insurance Trust (the “Trust”). DeWitt F. Bowman, Lawrence E. Davanzo and Cynthia A. Hargadon currently serve on the Boards of the Fund and the Trust. The nominees were recommended by Mr. Davanzo, Mr. Bowman and Ms. Hargadon. Each of the nominees was approved by the Nominating Committee of the Board of Directors of the Fund. The following are the names of the nominees, their ages and principal occupations during the past five years. The address of each nominee is 1299 Ocean Avenue, Suite 700, Santa Monica, California 90401-1085.

Nominees

Name and Age	Position Held with the Fund	Term of Office[1] and Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/ Funds in Complex to be Overseen by Nominee	Other Directorships Held by Nominee
Interested Nominee

Lawrence E. Davanzo,[2] 52	Director and President	Since 2005	Senior Managing Director, October 2004-Present, Wilshire Associates Incorporated; Managing Director, August 2004-October 2004, Guggenheim Partners; independent investor, August 2001-August 2004; President, February 2000-August 2001, InvestorForce Securities; Managing Director and Founder, February 8991-February 2000, Asset Strategy Consulting (investment consulting firm); President, 2005- Present, Wilshire Variable Insurance Trust.	12	Wilshire Variable Insurance Trust (7 Portfolios)

Name and Age	Position Held with the Fund	Term of Office[1] and Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/ Funds in Complex to be Overseen by Nominee	Other Directorships Held by Nominee
Non-Interested Nominees

DeWitt F. Bowman, 75	Director	Since 1996	Principal, February 1994-Present, Pension Investment Consulting (pension consulting firm).	12	Sycuan Funds; Forward Funds; PCG Private Equity Fund; Brandes Institutional International Fund (registered investment companies); RREEF America REIT III; Director, 5/94-present, RREEF America REIT (real estate investment trusts); Pacific Gas & Electric Nuclear Decommissioning Trust (trust fund for decommissioning nuclear power plants); University of California Regents Investment Management; Wilshire Variable Insurance Trust (7 Portfolios)

Roger A. Formisano, 57	N/A	Nominee	Professor of Executive Education, UW-Madison School of Business; Principal, R.A. Formisano & Company, LLC; Executive Vice President and Chief Operating Officer, United Wisconsin Services, Inc. (1992–1999).	12	Integrity Mutual Insurance Company, Wilshire Variable Insurance Trust (7 Portfolios)

Cynthia A. Hargadon, 51	Director	1998	Senior Consultant, North Point Advisors (since 2003); President, Potomac Asset Management (2000 to 2002); Director of Investments, National Automobile Dealers Association (1998 to 2000).	12	Allmerica Investment Trust (9 portfolios), Wilshire Variable Insurance Trust (7 Portfolios)

Name and Age	Position Held with the Fund	Term of Office[1] and Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/ Funds in Complex to be Overseen by Nominee	Other Directorships Held by Nominee
Richard A. Holt,[3] 64	N/A	Nominee	Retired; formerly Senior Relationship Manager, Scudder Insurance Asset Management.	12	Wilshire Variable Insurance Trust (7 Portfolios)

Harriet A. Russell, 64	N/A	Nominee	Vice President, Cincinnati Board of Education; President, Greater Cincinnati Credit Union; formerly teacher, Walnut Hills High School.	12	Greater Cincinnati Credit Union Board; Wilshire Variable Insurance Trust (7 Portfolios)

George J. Zock, 55	N/A	Nominee	Retired; formerly consultant, Horace Mann Service Corporation (2004 to 2005); Executive Vice President, Horace Mann Life Insurance Company and Horace Mann Service Corporation (1997 to 2003).	12	Wilshire Variable Insurance Trust (7 Portfolios)

(1)	Directors hold office until they resign or their successors have been elected and qualified.
(2)	Mr. Davanzo is an interested person because of his position with the Fund’s investment adviser, Wilshire Associates Incorporated.
(3)	Mr. Holt employs the Bernstein Unit of Alliance Capital Management, L.P., subadviser to the Large Company Value Portfolio, to manage assets that he controls.

Board of Directors and Committees

The Board of Directors of the Fund has two standing committees – an Audit Committee and a Nominating Committee. The functions performed by each of these committees are described below. Each Director attended 75% or more of the respective meetings of the full Board and of any committees of which he or she was a member that were held during the fiscal year ended December 31, 2005. The full Board of Directors met six times during the fiscal year ended December 31, 2005.

The Audit Committee approves and recommends to the Board of Directors the selection, retention, compensation, or termination of the Fund’s independent registered public accounting firm (the “Auditors”), pre-approves all audit and permitted non-audit services provided by the Auditors, reviews with the Auditors the plan and results of the audit engagement and matters having a material effect on the Portfolios’ financial operations, and serves as the Fund’s Qualified Legal Compliance Committee. The

current members of the Audit Committee, both of whom are independent directors, include Mr. Bowman (Chairman) and Ms. Hargadon. The Audit Committee met two times in 2005.

The Nominating Committee is primarily responsible for the identification and recommendation of individuals for Board membership. The current members of the Nominating Committee, both of whom are independent Directors, include Ms. Hargadon (Chairman) and Mr. Bowman. The Nominating Committee operates pursuant to its adopted charter, a copy of which is attached as Appendix 1 to this Proxy Statement. The members of the Nominating Committee believe that Board candidates should exhibit stature commensurate with the responsibility of representing shareholders. Pursuant to the Fund’s Governance Procedures and Guidelines, Directors, the Fund’s adviser and shareholders may submit suggestions for Board candidates to the Nominating Committee which will evaluate candidates for Board membership. Shareholders should send suggestions for Board candidates by U.S. mail or other courier service to the Chairman of the Nominating Committee, care of the Secretary of the Fund. When evaluating individuals for recommendation for Board membership, the Nominating Committee considers the following factors: the Board collectively should represent a broad cross section of backgrounds, functional disciplines and experience; candidates should commit to strive for high attendance levels at regular and special meetings and participate in committee activities as needed; and candidates should represent the best choices available based upon thorough identification, investigation and recruitment of candidates. The Nominating Committee does not evaluate Board candidates differently based on whether the candidate was recommended by a shareholder. The Nominating Committee met once in 2005.

Director Compensation

For their services as Directors of the Fund, the Fund compensates each Director who is not “interested” with a $3,000 annual retainer and $2,500 for each Board meeting attended. In addition, the Fund compensates the Chairman of the Board (currently, Ms. Hargadon) an additional $3,000 for each Board meeting attended.

The table below shows, for each Director or nominee entitled to receive compensation from the Fund and the Fund complex, the compensation earned from the Fund and the Fund complex for the fiscal year ended December 31, 2005.

Director/Nominee	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund and the Fund Complex[1]
DeWitt F. Bowman[2]	$13,000	N/A	N/A	$20,500

Roger D. Formisano	$0	N/A	N/A	$16,500

Cynthia A. Hargadon	$25,000	N/A	N/A	$39,500

Richard A. Holt	$0	N/A	N/A	$16,500

Harriet A. Russell	$0	N/A	N/A	$14,500

George J. Zock	$0	N/A	N/A	$16,500

(1)	This is the total amount compensated to the nominee for his or her service on the Fund’s Board and the Board of Trustees of the Trust.
(2)	Mr. Bowman was elected to the Board of Trustees of the Trust effective August 5, 2005.

Officers of the Fund

Officers hold office until they resign or their successors have been elected and qualified. Except for Mr. Davanzo (President of the Fund), information about the current officers, their ages and principal occupations during the past five years, is set below. Information for Mr. Davanzo appears in the table that begins on page 2 of this Proxy Statement. The address of each current officer listed below is 1299 Ocean Avenue, Suite 700, Santa Monica, California 90401. The officers of the Fund do not receive any compensation from the Fund for their services.

Name and Age	Position Held with the Fund	Term of Office and Length of Time Served	Principal Occupations During the Past Five Years
Scott Boroczi, 45	Treasurer	Since 2005	Vice President, 2005-Present, Wilshire Associates Incorporated; Relationship Manager, Municipal Trustee Services, 1997-2005; The Bank of New York Trust Company.

Helen Webb Thompson, 38	Chief Compliance Officer and Secretary	Since 2004	Vice President, 2003-Present Wilshire Associates Incorporated; Associate Director, 2001-2003, First Quadrant, L.P.; Chief Investment Accountant, Financial Controller, Secretary, Associate Director, Compliance Officer, 1996-2003, First Quadrant Limited.

Director/Nominee Ownership of Fund Shares

The following table sets forth, for each current Director and nominee, the dollar range of shares owned in each Portfolio as of November 30, 2005, as well as the aggregate dollar range of shares in the Fund as of the same date.

Name of Director/Nominee	Large Company Growth Portfolio	Large Company Value Portfolio	Small Company Growth Portfolio	Small Company Value Portfolio	Dow Jones Wilshire 5000 Index Portfolio	Aggregate Dollar Range of Fund Shares Owned
Interested Director

Lawrence E. Davanzo	None	None	None	None	None	None

Non-Interested Directors and Nominees

DeWitt F. Bowman	None	None	None	None	None	None

Roger D. Formisano	None	None	None	None	None	None

Cynthia A. Hargadon	None	None	None	None	None	None

Richard A. Holt	None	None	None	None	None	None

Harriet A. Russell	None	None	None	None	None	None

George J. Zock	None	None	None	None	None	None

As of November 30, 2005, none of the Directors or nominees, nor any of their immediate family members owned, beneficially or of record, any securities in Wilshire or Los Angeles Capital Management and Equity Research, Alliance Capital Management, LP, Goldman Sachs Asset Management Company, Delaware Management Company, NWQ Investment Management Company, LLC, Kalmar Investment Advisers, Pzena Investment Management, LLC (the “Sub-Advisers”) or PFPC Distributors, Inc. (the

Distributor), or any securities in a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with Wilshire or the Sub-Advisers or the Distributor.

Shareholder Communications

The Fund’s Board of Directors provides a process for shareholders to communicate with the Board of Directors as a whole and/or each of the Directors individually. Shareholders should forward such correspondence by U.S. mail or other courier service to the Secretary of the Fund. Correspondence addressed to the Board will be forwarded to each Director, and correspondence addressed to a particular Director will be forwarded to that Director.

Board Considerations

The Nominating Committee and Board of Directors reviewed the backgrounds and qualifications of Roger D. Formisano, Richard A. Holt, Harriet A. Russell and George J. Zock. In addition, Mr. Bowman, Mr. Davanzo and Ms. Hargadon have served with Mr. Formisano, Mr. Holt, Ms. Russell and Mr. Zock on the Trust’s board. The Nominating Committee and Board of Directors concluded that the nominees would ably represent the shareholders interests and determined that all of the nominees should be recommended for election by shareholders of the Fund.

The Board of Directors of the Fund approved the proposal for a number of reasons. Given the retirement of Ms. Wexler, who had served on the Board since 1996, the Board needed to hold a shareholders meeting to elect a replacement for Ms. Wexler. The Board evaluated the current size of the Board in preparation for that shareholders meeting and determined that a larger board would expand the breadth and depth of the board by adding directors with varied backgrounds and qualifications. The Board also determined that a larger board would allow certain of the Board’s functions to be delegated to various committees, which could focus greater attention on matters such as fund and subadviser performance, valuation, governance, contract renewal and auditor oversight. The Board concluded that a larger board would benefit shareholders.

In considering candidates to fill Board positions, the Board of Directors considered that Wilshire is the investment adviser and sponsor of the Fund and the Trust. In addition, all of the service providers of the Fund and the Trust (with the exception of the subadvisers thereof) are the same. Accordingly, the Board concluded there would be advantages in having common board members for the Fund and the Trust. The Board considered that a common board is expected to facilitate enhanced oversight of the common fund service providers and that the common board may lend itself to economies of scale resulting from joint meetings of the two boards and the committees thereof.

In addition, the Board considered a proposed compensation schedule of the board members for the Fund and the Trust, including the fact that the payment of each board member’s compensation and expenses would be divided between the Fund and the Trust. The Board noted that the expenses attributable to the larger Board are not expected to change the net asset values of the Portfolios; however, the Fund will experience a modest increase in Directors’ fees following the election of the new Board. The Board considered that part of this increase represents an increase in directors’ fees, similar to that instituted by many funds recently, reflecting the increased responsibilities of directors under new regulatory requirements. The Board also considered that the additional fees are de minimis as to the overall expenses of the Portfolios. The Board believes the governance benefits likely to result from a larger board should outweigh any of these additional fees.

In determining to recommend the current trustees of the Trust as nominees to the Fund’s Board of Directors, the Board considered the nominees’ experience overseeing Wilshire and other current service providers of the Fund, as well as the varied backgrounds and qualifications of each of the nominees. As a result, the Board of Directors concluded to recommend the election of each of the nominees.

Independent Auditors

PricewaterhouseCoopers LLP (“PWC”) serves as the Fund’s independent auditors. PWC performs an annual audit of the financial statements of the Fund and provides other accounting and tax services to the Fund. Representatives of PWC are expected to be present at the Meeting to respond to appropriate shareholder questions and will have the opportunity to make a statement if desired.

Audit Fees. For the fiscal year ended December 31, 2004, PWC billed the Fund $166,520 for professional services rendered for the audit of the Fund’s annual financial statements or services that are normally provided in connection with statutory and regulatory filings. For the fiscal year ended December 31, 2005, PWC will bill the Fund $117,600 for professional services rendered for the audit of the Fund’s annual financial statements or services that are normally provided in connection with statutory and regulatory filings.

Audit-Related Fees. For the fiscal years ended December 31, 2004 and 2005, PWC did not bill the Fund for assurance and related services that are reasonably related to the performance of the audit of the Fund’s financial statements and that are not reported above.

Tax Fees. For the fiscal year ended December 31, 2004, PWC did not bill the Fund for professional services rendered for tax compliance, tax advice, tax planning and tax training. For the fiscal year ended December 31, 2005, PWC will bill the Fund $11,240 for professional services rendered for tax compliance, tax advice, tax planning and tax training. Such services consisted of quarterly diversification review, annual distribution review and tax return review.

All Other Fees. For the fiscal years ended December 31, 2004 and 2005, PWC did not bill the Fund for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures.

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for pre-approving all auditing services and permissible non-audit services to be provided to the Fund by PWC, including the fees and other compensation to be paid to PWC to provide non-audit services to the Fund’s investment adviser or any affiliate of the Fund’s investment adviser, if the engagement relates directly to the operations and financial reporting of the Fund, provided that the amount of such services constitutes no more than 5% of the total amount of revenues paid to PWC by the Fund, the Adviser and any affiliate of the Adviser that provides ongoing services to the Fund that would have to be preapproved by the Committee pursuant to the Charter. All such delegated pre-approvals will be presented to the Audit Committee no later than the next Audit Committee meeting.

Pre-approval for a permitted non-audit service is not required if: (1) the aggregate amount of all non-audit services is not more than 5% of the total revenues paid by the Fund to PWC in that fiscal year; (2) such services were not recognized by the Fund to be non-audit services and; (3) such non-audit services were brought to the attention of the Committee and approved prior to completion.

Non-Audit Fees. For the fiscal year ended December 31, 2004, PWC billed the Fund and the Adviser $113,400 in non-audit fees. For the fiscal year ended December 31, 2005, PWC billed or will bill the Fund and the Adviser $145,470 in non-audit fees.

The Registrant’s Audit Committee has considered whether the provision of non-audit services that were rendered to the Adviser that were not pre-approved pursuant to Rule 2-01(c)(7)(ii) of Regulation S-X is compatible with maintaining PWC’s independence.

The Board of Directors recommends that you vote FOR the election of each nominee.

OTHER INFORMATION

General

The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone, telegraph or in person will be paid by the Fund. In addition to solicitation by mail, certain officers and representatives of the Fund, officers, employees or agents of the Adviser, and certain financial service firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram, telegraph or in person.

Proposals of Shareholders

As a Maryland corporation, the Fund is not required to hold annual shareholder meetings. As a result, the Fund does not have a policy regarding the attendance of Directors at annual meetings. The Fund will hold special meetings as required or deemed desirable. Since the Fund does not hold regular meetings of shareholders, the anticipated date of the next special meeting of shareholders cannot be provided. Shareholder proposals for inclusion in a proxy statement for any subsequent meeting of the Fund shareholders must be received by the Fund a reasonable period of time prior to any such meeting.

Other Matters to Come Before the Meeting

The Board is not aware of any matters that will be presented at the Meeting other than the matter set forth in this Proxy Statement. Should any other matters requiring a vote of shareholders arise, the accompanying proxy card will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Fund.

Voting, Quorum

Each share of each Portfolio is entitled to one vote on each matter submitted to a vote of the shareholders at the Meeting and fractional votes for fractional shares.

Each valid proxy card will be voted in accordance with the instructions on the proxy card as the persons named in the proxy card determine on such other business as may come before the Meeting. If no designation is given, the shares will be voted FOR the election of the persons who have been nominated as a Director. The Proposal for the election of Directors requires a plurality vote of the shares of the Fund. Shareholders who give proxies may revoke them at any time before they are voted by executing and submitting a revised proxy card, by writing to the Fund, or by revoking the proxy in person at the Meeting.

The Bylaws provide that the presence at the Meeting, in person or by proxy, of the holders of one-third of the shares of the Fund entitled to vote constitutes a quorum. In the absence of a quorum, the affirmative vote of the holders of more than 50% of the shares present, in person or by proxy, will be sufficient for adjournment.

For purposes of a quorum, abstentions and broker “non-votes” will be treated as shares that are present but which have not been voted. For purposes of the election, abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the vote.

Service Providers

PFPC Inc. (“PFPC”),760 Moore Road, King of Prussia, PA 19406, currently serves as the Fund’s administrator. Wilshire Associates Incorporated, 1299 Ocean Avenue, Santa Monica, California 90401-1085, serves as the investment adviser of the Fund.

Control Persons and Principal Holders of Portfolio Shares

The following table sets forth the holdings of the shares of each Portfolio as of the Record Date, of each person known to own, control, or hold with power to vote 5% or more of the Portfolio’s outstanding voting securities.

Name	Name of Portfolio	Class	% Owned	Type of Ownership
Charles Schwab & Co. 101 Montgomery St. San Francisco, CA 94104-4122	Large Company Growth Portfolio	Investor	70.01%	Record

Horace Mann Life Insurance Company Separate Account 1 Horace Mann Plaza Springfield, IL 62715	Large Company Value Portfolio	Investor	41.35%	Record

Charles Schwab & Co. 101 Montgomery St. San Francisco, CA 94104-4122	Large Company Value Portfolio	Investor	26.07%	Record

North Fork Bank Corp. 275 Broadhollow Road Melville, NY 11747-4823	Large Company Value Portfolio	Investor	8.91%	Record

Charles Schwab & Co. 101 Montgomery St. San Francisco, CA 94104-4122	Small Company Growth Portfolio	Investor	53.91%	Record

Horace Mann Life Insurance Company Separate Account 1 Horace Mann Plaza Springfield, IL 62715	Small Company Growth Portfolio	Investor	22.11%	Record

Charles Schwab & Co. 101 Montgomery St. San Francisco, CA 94104-4122	Small Company Value Portfolio	Investor	47.54%	Record

Horace Mann Life Insurance Company Separate Account 1 Horace Mann Plaza Springfield, IL 62715	Small Company Value Portfolio	Investor	21.65%	Record

Charles Schwab & Co. 101 Montgomery St. San Francisco, CA 94104-4122	Dow Jones Wilshire 5000 Index Portfolio	Investor	48.92%	Record

Horace Mann Life Insurance Company Separate Account 1 Horace Mann Plaza Springfield, IL 62715	Dow Jones Wilshire 5000 Index Portfolio	Investor	8.39%	Record

Charles Schwab & Co. 101 Montgomery St. San Francisco, CA 94104-4122	Large Company Growth Portfolio	Institutional	24.75%	Record

Horace Mann Life Insurance Company Separate Account 1 Horace Mann Plaza Springfield, IL 62715	Large Company Growth Portfolio	Institutional	12.26%	Record

Mori & Co. P.O. Box 13366 Kansas City, MO 64199-3366	Large Company Growth Portfolio	Institutional	8.53%	Beneficial

Fireco 101 N. Broadway Ave., Suite 300 Oklahoma City, OK 75126	Large Company Growth Portfolio	Institutional	5.46%	Beneficial

State Street Bank Trustee FBO Inter Continental Hotels Corp. 200 Newport Ave. LX-7N North Quincy, MA 02171	Large Company Growth Portfolio	Institutional	5.10%	Record

NFS LLC FEBO Charles Thessing Trustee FBO Edward Rubb Family Memorial Fund Sacred Heart Catholic School 506 E. Broadway Street Morrilton, AR 72110-3563	Small Company Growth Portfolio	Institutional	19.02%	Record

Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-9998	Small Company Growth Portfolio	Institutional	10.76%	Record

LPL Financial Services 9785 Towne Centre Drive San Diego, CA 92121-1968	Small Company Growth Portfolio	Institutional	10.74%	Record

LPL Financial Services 9785 Towne Centre Drive San Diego, CA 92121-1968	Small Company Growth Portfolio	Institutional	9.95%	Record

LPL Financial Services 9785 Towne Centre Drive San Diego, CA 92121-1968	Small Company Growth Portfolio	Institutional	8.99%	Record

LPL Financial Services 9785 Towne Centre Drive San Diego, CA 92121-1968	Small Company Growth Portfolio	Institutional	7.06%	Record

NFS LLC NFS/FMTC Rollover IRA FBO Robert Roark P.O. Box 41 Gales Creek, OR 97117	Small Company Growth Portfolio	Institutional	6.72%	Record

LPL Financial Services 9785 Towne Centre Drive San Diego, CA 92121-1968	Small Company Growth Portfolio	Institutional	5.37%	Record

Charles Schwab & Co. 101 Montgomery St. San Francisco, CA 94104-4122	Small Company Value Portfolio	Institutional	81.39%	Record

Horace Mann Life Insurance Company Separate Account 1 Horace Mann Plaza Springfield, IL 62715	Dow Jones Wilshire 5000 Index Portfolio	Institutional	52.79%	Record

Saxon & Co. Trustee P.O. Box 7780-1888 Philadelphia, PA 19182	Dow Jones Wilshire 5000 Index Portfolio	Institutional	45.94%	Record

Nationwide Life Insurance Company of America Prov-Pen c/o IPO Portfolio Accounting P.O. Box 182029 Columbus, OH 43218-2029	Dow Jones Wilshire 5000 Index Portfolio	Qualified	100.00%	Record

Ronald D. Baxter and Stephanie R. Baxter 12291 N. Delbert Road Parker, CO 80138-8407	Dow Jones Wilshire 5000 Index Portfolio	Horace Mann	7.19%	Beneficial

The Board of Directors recommends that you vote FOR the election of each of the nominees.

Please complete, sign and return the enclosed proxy card promptly. No postage is required if mailed in the United States.

By Order of the Board of Directors

Helen Webb Thompson

Secretary

Appendix 1

WILSHIRE MUTUAL FUNDS, INC.

NOMINATING COMMITTEE CHARTER

I.	COMMITTEE ORGANIZATION

(a) The nominating Committee (“the Committee”), a committee established by the Board of Directors (the “Board”) of Wilshire Mutual Funds, Inc. (the “Company”), shall be comprised solely of members of the Board who are not considered “interested persons” of the Company under the Investment Company Act of 1940, as amended (the “Act”).

(b) The Board will appoint the members of the Committee. If the Board has not designated a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Committee shall be composed of at least two members. The Company’s Secretary shall serve as Secretary of the Committee.

(c) The Committee shall meet with such frequency, and at such times, as determined by the Committee Chair or a majority of the Committee members. The Committee Chair will prepare the agenda for each meeting, in consultation with others as appropriate. The Chair will cause notice of each meeting, together with the agenda and any related materials, to be sent to each member, normally at least one week before the meeting. The Chair will cause minutes of each Committee meeting to be prepared and distributed to Committee members for approval at the following meeting. The Committee may ask independent legal counsel, representatives of Wilshire Associates Incorporated (“Wilshire”), or others to attend Committee meetings and provide pertinent information as necessary.

II.	DUTIES AND RESPONSIBILITIES

The Committee shall:

(a) Evaluate the size and composition of the Board, and formulate policies and objectives concerning the desired mix of independent director skills and characteristics. In doing so, the Committee shall take into account all factors it considers relevant, including without limitation, experience, demonstrated capabilities, independence, commitment, reputation, background, diversity, understanding of the investment business, and understanding of business and financial matters generally. See Appendix A for relevant factors for consideration.

(b) Identify and screen director candidates for appointment to the Board, and submit final recommendations to the full Board for approval. The Committee may consider candidates suggested by Wilshire, and may involve Wilshire representatives in screening candidates. However, the decision to approve candidates for submission to the Board shall be made exclusively by the Committee.

(c) Review independent director compensation at least every two years, and expense reimbursement policies as appropriate. The Committee shall make recommendations on these matters to the full Board. Director compensation recommendations may take into account the size of the Company, the demands placed on the independent directors, the practices of other mutual fund groups, the need to attract and retain qualified independent directors, any relevant regulatory or judicial developments, and other considerations deemed appropriate by the Committee.

Appendix 1

(d) Review memoranda prepared by independent legal counsel relating to positions, transactions and relationships that could reasonably bear on the independence of directors or raise concerns regarding potential conflicts of interest.

(e) Make recommendations to the full Board concerning the appointment of independent directors to the Board’s committees and, if considered desirable, the appointment of the Chair of each Board committee and periodic changes in those appointments and designations.

III.	SHAREHOLDER NOMINATIONS

Shareholders may submit for the Committee’s consideration recommendations regarding potential independent Board member nominees. No eligible shareholder or shareholder group may submit more than one independent Board member nominee each calendar year.

(a) In order for the Committee to consider shareholder submissions, the following requirements must be satisfied regarding the nominee:

(i) The nominee must satisfy all qualifications provided herein and in the Company’s organizational documents, including qualification as a possible independent Board member.

(ii) The nominee may not be the nominating shareholder, a member of a nominating shareholder group or a member of the immediate family of the nominating shareholder or any member of the nominating shareholder group.1

(iii) Neither the nominee nor any member of the nominee’s immediate family may be currently employed or employed within the last year by any nominating shareholder entity or entity in a nominating shareholder group.

(iv) Neither the nominee nor any immediate family member of the nominee may have accepted directly or indirectly, during the year of the election for which the nominee’s name was submitted, during the immediately preceding calendar year, or during the year when the nominee’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating shareholder or any member of a nominating shareholder group.

(v) The nominee may not be an executive officer, director (or person fulfilling similar functions) of the nominating shareholder or any member of the nominating shareholder group, or of an affiliate of the nominating shareholder or any such member of the nominating shareholder group.

(vi) The nominee may not control the nominating shareholder or any member of the nominating shareholder group (or, in the case of a holder or member that is a fund, an interested person of such holder or member as defined by Section 2(a)(19) of the Act).

(vii) A shareholder or shareholder group may not submit for consideration a nominee who has previously been considered by the Committee.

1 Terms such as “immediate family member” and “control” shall be interpreted in accordance with the federal securities laws.

Appendix 1

(b) In order for the Committee to consider shareholder submissions, the following requirements must be satisfied regarding the shareholder or shareholder group submitting the proposed nominee:

(i) Any shareholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of the Company’s securities that are eligible to vote both at the time of submission of the nominee and at the time of the Board member election. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nominating. In addition, such securities must continue to be held through the date of the nomination. In addition, such securities must continue to be held through the date of the meeting and the nominating shareholder or shareholder group must bear the economic risk of the investment.

(ii) The nominating shareholder or shareholder group may not qualify as an adverse holder – i.e., if such shareholder were required to report beneficial ownership of its securities, its report would be filed on Securities Exchange Act Schedule 13G instead of Schedule 13D in reliance on Securities Exchange Act Rule 13d-1(b) or (c).

(c) Shareholders or shareholder groups submitting proposed nominees must substantiate compliance with the above requirements at the time of submitting their proposed nominee as part of their written submission to the attention of the Company’s Secretary. In order for a submission of a nominee to be considered, such submission must include:

(i) the shareholder’s contact information;

(ii) the nominee’s contact information and the number of Company shares owned by the proposed nominee;

(iii) all information regarding the nominee that would be required to be disclosed in solicitations of proxies for elections of directors required by Regulation 14A of the Securities Exchange Act; and

(iv) a notarized letter executed by the nominee, stating his or her intention to serve as a nominee and be named in the Company’s proxy statement, if so designated by the Committee and the Company’s Board.

It shall be in the Committee’ sole discretion whether to seek corrections of a deficient submission or to exclude a nominee from consideration.

IV.	AUTHORITY AND RESOURCES

(a) The Committee shall have the resources and authority appropriate to discharge its responsibilities, including, among other things, the authority to retain a search firm to assist the Committee in identifying, screening and attracting independent directors.

(b) Independent legal counsel to the independent directors will serve as independent legal counsel to the Committee.

V.	POLICIES AND PROCEDURES

In meeting its responsibilities, the Committee shall:

Appendix 1

(a) Provide oversight regarding the orientation of new independent directors. The Committee Chair shall designate an experienced independent director to assist, and be available to, each new independent director during his or her first year of service on the Board.

(b) Consider, at such times as the Committee may deem appropriate, whether the composition of the Board and its committees reflect an appropriate blend of skills, backgrounds and experience, in relation to the goal of maximizing their effectiveness. The Committee shall also consider the effectiveness of meetings, including their frequency, scheduling and duration, adequacy and focus of agendas, materials and presentations, and Board member attendance.

(c) Periodically review and reassess the adequacy of this Charter, and recommend to the full Board any changes deemed advisable.

Adopted: December 6, 2004

Appendix 1

Appendix A

POTENTIAL MUTUAL FUND BOARD MEMBER QUALIFICATION FACTORS

Working Background

•	Current or past membership on board of registered investment company
•	Board or executive position with money management organization
•	Board or executive position with broker-dealer organization
•	Board or executive position with any other financial, technology or marketing organization
•	Board or financial position with any other substantial publicly-held business organization
•	Accounting or legal position representing any of the above businesses
•	Academic background and specialty in areas relevant to any of the above businesses

Other Background Considerations

•	Mix of skills on board
•	Mix of generations on board
•	Diversity of personal backgrounds on board

Personal Characteristics

•	Reputation for integrity
•	Ability to apply good business sense, with appreciation for the role of the board
•	Ability to work with other directors as a team
•	Ability to balance critical thinking with avoidance of unnecessary confrontation
•	Sufficient stature to provide shareholder assurance of qualification
•	Ability to commit necessary time
•	Personal and financial independence from management
•	Nominees may not have any felony convictions or any felony or misdemeanor convictions involving the purchase or sale of a security.
•	No person shall be qualified to be a Board member if the Committee, in consultation with counsel to the independent Board members, has determined that such person, if elected as a Board member, would cause the Company to be in violation of or not in compliance with (a) applicable law, regulation or regulatory interpretation, (b) the Company’s organizational documents, or (c) any general policy adopted by the Board regarding either the retirement age of any Board member or the percentage of the Board that would be comprised of independent Board members.

Appendix 1

FORM OF PROXY

WILSHIRE MUTUAL FUNDS, INC

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

FEBRUARY 8, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

WILSHIRE MUTUAL FUNDS, INC.

The undersigned Shareholder(s) of the Wilshire Mutual Funds, Inc. (the “Fund”), hereby appoint(s) Scott Boroczi, Jeremy W. Steich and Helen Webb Thompson (each with full power of substitution), the proxy or proxies of the undersigned to attend the Special Meeting of Shareholders (the “Special Meeting”) of the Fund to be held on February 8, 2006, 9:00 a.m. Pacific Standard Time, at 1299 Ocean Avenue, Suite 700, Santa Monica, CA 90401, and any adjournments thereof, to vote all of the shares of the Fund that the signer would be entitled to vote if personally present at the Special Meeting and on any other matters brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders. Said proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as checked below.

All properly executed proxies will be voted as directed herein by the signing Shareholder(s). If no direction is given when the duly executed proxy is returned, such shares will be voted FOR the Proposal. Please date, sign and return promptly.

This proxy card is valid only when signed and dated.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.    ☒

Please do not use fine point pens.

The Board of Directors of the Fund recommends a vote “for” the proposal to:

Proposal:	Elect seven Directors to the Board of Directors.

Nominees: (01) DeWitt F. Bowman, (02) Lawrence E. Davanzo, (03) Roger A. Formisano, Ph.D., (04) Cynthia A. Hargadon, (05) Richard A. Holt, (06) Harriet A. Russell, (07) George J. Zock.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the number(s) on the line immediately above.

☐ FOR all nominees listed (except as noted in space provided)	☐ WITHHOLD authority to vote for all nominees listed

The undersigned acknowledges receipt with this proxy card of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement. Your signature(s) on this proxy card should be exactly as your name or names appear on this proxy card. If the shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please print your full title below your signature.

Dated:                         , 2006

Signature	Signature